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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  January 21, 1999



                              HOST MARRIOTT, L.P.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                        0-25087                 52-2095412
----------------------------            ------------            ---------------
(State or Other Jurisdiction            (Commission             (IRS Employer
     of Incorporation)                  File Number)            Identification
                                                                     Number)


10400 Fernwood Road, Bethesda, Maryland         20817-1109
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(Address of Principal Executive Offices)        (Zip Code)


    The Registrant's telephone number, including area code:  (301) 380-9000



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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5:  Other Events


Based upon its annual budget for 1999, Host Marriott L.P. ("Host") currently estimates that on a stand-alone basis, its 1999 Earnings Before Interest, Expense, Taxes, Depreciation and Amortization and other non-cash items ("EBITDA") will be in the range of approximately $1.0 billion to $1.05 billion while its 1999 Funds From Operations ("FFO") will be in the range of approximately $565 million to $595 million. The 1999 FFO per partnership unit ("unit") on a basis diluted for the assumed issuance of units upon the conversion of convertible preferred securities of Host Marriott Corporation ("Host REIT") and other equity issuances related to Host REIT's recent conversion to a real estate investment trust ("REIT") is estimated to be in the range of $1.77 to $1.87 per unit.

Host's estimates of 1999 FFO and EBITDA take into account the series of recently completed transactions involved in Host REIT's conversion to a REIT effective January 1, 1999. These estimates also are based on a number of other factors, including the following principal assumptions: (i) room revenue per available room ("REVPAR") for Marriott and Ritz Carlton brand hotels would increase on average by approximately 4% in 1999 compared to 1998; (ii) approximately $375 million of hotel properties would be acquired during the latter part of 1999;
(iii) construction of one new hotel property and expansion of three properties would be continued, which projects are expected to require 1999 outlays of funds of approximately $150 million in order to reach completion in 1999 but would not generate earnings in 1999; (iv) approximately $115 million of hotel dispositions would be consummated during 1999; (v) net borrowings would be made in the first and third quarters of 1999 in the aggregate amount of approximately $400 million at an assumed average interest rate of 7%; (vi) new bond debt of approximately $400 million would be issued at an assumed average interest rate of 8.25% in the second quarter or later in 1999 to refinance existing mortgage debt with the remainder used for general corporate purposes; and (vii) Host REIT's existing convertible preferred securities would be converted in full and a corresponding number of units would be issued in respect of the shares of common stock of Host REIT issued.

Host REIT previously indicated that it was comfortable with estimates of 1999 FFO for the combined activities of Host Marriott Corporation and Crestline Capital Corporation, a former subsidiary, of approximately $700 million to $730 million (or $2.25 to $2.35 per diluted unit). Host Marriott Corporation completed the spinoff of Crestline as part of the REIT conversion at the end of December 1998. With respect to the prior estimate, Host estimates that approximately $647 million was attributable to Host on a stand-alone basis. The net difference between Host REIT's previous 1999 FFO estimate and the current FFO estimate is attributable primarily to the Crestline spinoff, the final structure of the transactions implemented in connection with the REIT conversion, the refinancing of certain indebtedness at higher interest rates than previously assumed, and updated assumptions and corrected calculations relating to certain income and expense items.

For purposes of the diluted per unit estimates, Host assumed a total of approximately 320 million units would be outstanding for 1999, including the 255 million units currently outstanding and diluted for the assumed conversion of Host REIT's outstanding convertible preferred securities and the expected issuance of approximately 30 million additional units in connection with the completed acquisitions of eight public partnerships and the Blackstone portfolio as well as the assumption that all Host REIT's stockholders elect to receive cash under the previously declared special stock or cash election dividend. If all Host REIT's stockholders elected to receive stock rather than cash, Host would retain approximately $200 million of additional cash, the number of units outstanding would increase by approximately 18 million, the estimated 1999 FFO per unit would be reduced by approximately five cents and Host's FFO per unit would be in the lower end of the estimated range.

Investors are cautioned that the actual FFO and EBITDA for 1999 could differ materially and adversely from that stated or implied by Host's current estimates due to a number of factors, many of which are beyond Host's control. In particular, some of the assumptions relied on by Host in making the estimates as part of the 1999 budget will inevitably not be accurate, and unanticipated events may occur subsequent to the date hereof which may cause the actual FFO or EBITDA for 1999 to vary materially from that set forth above. Although the assumptions upon which Host based its current estimates reflect conditions Host expects to exist and courses of actions it expects to take during 1999, the estimates reflect assumptions as to significant matters affecting FFO and EBITDA, including certain matters beyond the control of Host and/or which are inherently difficult to predict. For example, Host assumed that a certain level of rates and occupancy could be achieved by its properties during 1999 and that financing would be available on terms consistent with anticipated market conditions; that certain acquisition opportunities would be available during 1999 and that the cost of construction of new properties and of expansion of existing hotel properties would not change materially in 1999 from those experienced during 1998. There can be no assurance that events will not occur which will cause these or other factors affecting FFO or EBITDA to change, which events or factors may cause FFO and/or EBITDA for 1999 to be materially different from those presented above. The factors which might cause such a difference include, but are not limited to, those indicated in this Form 8-K. Host does not intend to provide, on a regular basis, information regarding estimated FFO and EBITDA on a going-forward basis.

Certain matters discussed in this report include forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. Future transactions, results, performance and achievements will be affected by general economic, business and financing conditions, competition and governmental actions.

The cautionary statements set forth in reports filed under the Securities Exchange Act of 1934 contain important factors with respect to such forward-looking statements, including: (i) national and local economic and business conditions that will, among other things, affect demand for hotels and other properties, the level of rates and occupancy that can be achieved by such properties and the availability and terms of financing; (ii) the ability to maintain the properties in a first-class manner (including meeting capital expenditure requirements); (iii) the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures;
(iv) the ability to acquire or develop additional properties and risk that potential acquisitions or developments may not perform in accordance with expectations; (v) changes in travel patterns, taxes and government regulations;
(vi) governmental approvals, actions and initiatives; (vii) the effects of tax legislative action; (viii) the effect on Host of the Year 2000 issues; and (ix) the ability of Host to satisfy complex rules in order to qualify for taxation as a real estate investment trust for federal income tax purposes and to operate effectively within the limitations imposed by these rules. Although Host believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that any deviations will not be material. Host undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may result from future events or circumstances or otherwise.


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SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 21, 1999               HOST MARRIOTT, L.P.

                                      By:  Host Marriott Corporation, its
                                            general partner

                                            By: /s/ Donald D. Olinger
                                               ----------------------
                                               Name:  Donald D. Olinger
                                               Title:  Senior Vice President
                                                       and Corporate Controller

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